PMR and Associates, LLC
                             email: PMRandCO@aol.com
                                www.PMRandCO.com


CALIFORNIA OFFICE                                    COLORADO OFFICE
162 S. Rancho Santa Fe Road                          4600 South Syracuse
Suite F-59                                           9th floor
Encinitas, CA 92024                                  Denver, CO 80237
760.942.0015 Phone                                   1.800.455.9184 Phone

                                                       760.942.1581 Fax


Joseph Naughton, CEO
Go Online Networks, Inc.


Thank you for your interest in PMR and Associates, LLC services in the investor relations field. Below please find the details of the proposal. Should you or your legal counsel have any questions please feel free to contact me.

                                PROPOSAL OUTLINE
PMR and Associates will provide full investor relations services for Go Online Networks, Inc "GONT") (herein referred to as "PUBLIC COMPANY") Pursuant to the terms and conditions below.

                                  COMPENSATION

     A. RETAINER: 2,500,000 (two million five hundred thousand) 144 restricted shares of stock in "GONT" for 12 months of consulting services. These shares are to be restricted for one year pursuant to rule 144. The approximate value of these shares at the time of issuance is $65,000 (sixty five thousand dollars).

     B. FINDERS FEE AGREEMENT: 5% of all money raised for the company originated by PMR and Associates, LLC.

                                SERVICES PROVIDED
A.       Assist in the creation of an investor package.
B. Broker/Dealer Relations: Disseminate IR packages and corporate profiles to pre-qualified brokers.
C. Introduction to market makers interested in making a market in the "Public Company" stock.
D.       Increase awareness amongst institutional and individual investors.
E.       Introduce industry analysts to the company.
F.       Assist in the development of an of an investor relations web site.
G. Assist in the drafting and dissemination of press releases through appropriate wire services.
H. Maintain broadcast fax list and mailing list for new press releases through appropriate wore services.
I.       Answer all shareholders inquiries.
J. Organize and attend any conferences or industry forums on behalf of "Public Company."
K. "Public Company" agrees to indemnify and hold harmless Patrick M Rost & PMR and Associates for any acts conducted by "Public Company" relating to this agreement.
L. PMR and Associates agrees to abide by all federal and state laws and regulations concerning investor relations, stock promotions and public disclosure requirements.
M. PMR and Associates agrees to keep all information confidential derived from this agreement until otherwise agreed upon by the parties.

Thank you for your time and I look forward to a successful future between our companies.

AGREED Upon By:  /s/ Patrick M. Rost          DATE: 1/17/02
                     Patrick M. Rost, President, PMR & Associates, LLC

AGREED Upon By:   Joseph Naughton             DATE: 1/19/02
                  Joseph Naughton, CEO, Go Online Networks, Inc.